                                                                     Exhibit 3.7



                          CERTIFICATE OF INCORPORATION

                                       OF

                            METALLURG SERVICES, INC.

               Under Section 402 of the Business Corporation Law

            The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

            FIRST: The name of the corporation is METALLURG SERVICES, INC.

            SECOND: The corporation is formed for the following purpose or purposes:

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

            THIRD: The office of the corporation is to be located in the City of New York, County of New York, State of New York.

            FOURTH: The aggregate number of shares which the corporation shall have authority to issue is TWO HUNDRED (200), no par value per share and all of which are of the same class.

            FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Metallurg, Inc., 25 East 39th Street, New York, NY 10016.

            SIXTH: The duration of the corporation is to be perpetual.

            SEVENTH: Any one or more members of the Board of Directors of the corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

            EIGHTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to any person or persons in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said person or persons to indemnification as the same are conferred by the Business Corporation Law.

            NINTH: Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) including an action by or in the right of any other company of any type or kind, domestic or foreign, or any partnership joint venture, trust, employee benefit plan or other enterprise which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving such other company, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, and no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding whether civil or criminal, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in or of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, or had reasonable cause to believe that his conduct was unlawful.

            Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or any appeal therein, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another company of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding or in connection with an appeal therein if he acted in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action, suit or proceeding was brought, or if no action, suit or proceeding was brought, any court of competent jurisdiction shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and settlement amount which the court shall deem proper.

            Section 3. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be entitled to indemnification as authorized in such sections.

            Section 4. Any indemnification under Section 1 and 2 (except as set forth in Section 3 or unless ordered by a court) shall be made by the corporation only as authorized in the specific case: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, (a) by the Board upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Sections 1 and 2 has been met, or (b) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in Sections 1 and 2.

            Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as set forth in Section 4 or as ordered by a court in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined as set forth in Section 4 or as ordered by a court that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise or where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

            Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, in connection with any action, suit or proceeding, civil or criminal (including an action brought by or on behalf of the corporation), by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another company, of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, provided that no indemnification may be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

            Section 7. (A) The corporation shall have power to purchase and maintain insurance:

                  (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                  (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

                  (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

                  (B) No insurance under paragraph (A) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

                  (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (2) in relation to any risk the insurance of which is
            prohibited under the insurance law of this state.

            Section 8. The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

            Subscribed and affirmed by me as true under the penalties of perjury on November 20, 1987.

                                    /S/ FRANCINE EIDELBERG
                                    -----------------------------------------
                                    Francine Eidelberg, INCORPORATOR
                                    460 Park Avenue
                                    New York, New York 10022